Exhibit 99.2

The Money Tree Inc.

Federal Offering of Debentures and Demand Notes

Reasons for Federal Registration

On November 4, 2005, the Registration Statements on Form S-1 for the registration of (1) $75,000,000 of Debentures (SEC Registration No. 333-122531), and (2) $35,000,000 of Demand Notes (SEC Registration No. 333-122533) were “declared effective” by the SEC. Below are some of the primary reasons for switching from the Georgia only registration of securities to the Federal registrations:

•	Better credibility in the marketplace for companies that register their securities with the SEC.

•	The Georgia only registrations required the Company to rely on a very technical exemption from the Federal registration provisions called the “Intrastate Offering Exemption”.

•	The Intrastate Offering Exemption prohibited us from even offering our securities to persons outside the State of Georgia.

•	The Intrastate Offering Exemption also prohibited us from using more than 20% of the offering proceeds raised in Georgia for purposes outside of the State of Georgia, thereby limiting growth of the company in, among others, the following ways:

•	Acquisitions of branch offices in the States of Alabama, Louisiana and Florida.

•	Expansion of our operations into other States.

•	Loans to customers in such other states.

•	We may now use the proceeds from our offerings for any purposes deemed prudent by our officers and directors consistent with the disclosures in our Prospectus, including but not limited to, the above-listed expansion opportunities.

•	Allows us to offer our securities in additional States outside of Georgia.

•	Securities are still registered in the State of Georgia.

•	Currently we have also registered our securities in the States of Florida and Louisiana.

•	We are now a full “Reporting Act” company required to file with the SEC, among others, the following periodic reports:

•	Our Annual Report on Form 10-K containing our audited financial statements;

•	Our Quarterly Reports on Form 10-Q containing our unaudited quarterly financial statements; and

•	Other company events reportable on Form 8-K.

•	All of these and our other securities filings are available on-line for anyone to access at www.sec.gov or on our website at www.themoneytreeinc.com.